UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

13575 58th Street North, Suite 200 Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Sales of Preferred Shares

Between September 17, 2021 and October 5, 2021, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 185 shares of the Company’s Series U preferred stock for an aggregate purchase price of $185,000. The Company also issued an aggregate of 1,850,000 Series A warrants, 740,000 Series B warrants, and 185,000 Series C warrants to the investors.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering.

Conversion of Preferred Shares

On October 4, 2021, holders of the Company’s Series L Preferred Stock converted an aggregate of 5 Series L shares into an aggregate of 91,710 shares of the Company’s common stock.

Between September 27, 2021 and October 4, 2021, holders of the Company’s Series O Preferred Stock converted an aggregate of 60 Series O shares into an aggregate of 2,183,172 shares of the Company’s common stock.

On September 27, 2021, holders of the Company’s Series P Preferred Stock converted an aggregate of 5 Series P shares into an aggregate of 447,159 shares, including make-good shares, of the Company’s common stock.

Between September 27, 2021 and October 4, 2021, holders of the Company’s Series Q Preferred Stock converted an aggregate of 75 Series Q shares into an aggregate of 2,742,358 shares of the Company’s common stock.

Between September 27, 2021 and October 4, 2021, holders of the Company’s Series R Preferred Stock converted an aggregate of 230 Series R shares into an aggregate of 8,931,079 shares, including make-good shares, of the Company’s common stock.

Between September 27, 2021 and September 30, 2021, holders of Series S Preferred Stock converted an aggregate of 60 Series S shares into an aggregate of 2,150,032 shares of the Company’s common stock.

Between September 28, 2021 and October 4, 2021, holders of Series U Preferred Stock converted an aggregate of 50 Series U shares into an aggregate of 1,973,857 shares of the Company’s common stock.

Between September 27, 2021 and October 4, 2021, holders of Series W Preferred Stock converted an aggregate of 70 Series W shares into an aggregate of 2,514,684 shares of the Company’s common stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Dividends in Shares of Common Stock

On September 30, 2021, the Company issued an aggregate of 160,509 shares of the Company’s common stock as dividends to certain holders of Series O preferred stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

Consultant Issuances

On September 30, 2021, the Company issued to consultants and one employee an aggregate of 2,313,090 shares of the Company’s common stock for services.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

October 6, 2021	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer